UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BLACK UNICORN FACTORY INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA	85-2000692
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5777 West Century Blvd, Suite 1125-106 Los Angeles, CA	90045
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	NASDAQ CAPITAL MARKETS

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 024-12145

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share
(Title of class)

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the common stock, par value $0.01 per share, of Black Unicorn Factory Inc. being registered hereunder, reference is made to the information set forth under the heading “Description of capital stock” contained in the Registrant’s Offering Statement on Form 1-A (File No. 024-12145), filed with the Securities and Exchange Commission (the “Commission”) (as amended, the “Offering Statement”), and in the offering circular to be filed separately by the Registrant with the Commission pursuant to Rule 253(g) under Regulation A, which offering circular shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

3.1)	Articles of Incorporation
3.2)	Bylaws
3.3)	Specimen of Stock Certificate
3.4)	Auditors Consent
3.5)	Legal Opinion
3.6)	Financial Statements
3.7)	2020 Stock Plan

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Black Unicorn Factory Inc.

Date October 14, 2024

By: /s/ Johnny Stewart
Name: Johnny Stewart
Title: President